UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2014

REMARK MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 701-9514

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2014, Bradley T. Zimmer, the Chief Operating Officer and General Counsel of Remark Media, Inc. (the “Company”), entered into an Agreement and Release (the “Agreement”), which provides that Mr. Zimmer resigns from all of his positions with the Company effective February 7, 2014 in order to pursue new business ventures.  Mr. Zimmer has served as the Company’s Executive Vice President, General Counsel and Corporate Secretary since December 2007, and as its Chief Operating Officer since December 2011, and he was a member of the executive team that led the Company’s public listing on The NASDAQ Stock Market in October 2007.  The Agreement provides for mutual releases between the parties and for a $25,000 cash payment to Mr. Zimmer in exchange for his releases and certain other commitments set forth in the Agreement.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement and Release, dated January 17, 2014, by and between Bradley T. Zimmer and Remark Media, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMARK MEDIA, INC.

Dated: January 24, 2014	By:	/s/ Douglas Osrow
		Name:	Douglas Osrow
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Release, dated January 17, 2014, by and between Bradley T. Zimmer and Remark Media, Inc.